UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2023

Alerus Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue

Grand Forks, North Dakota 58201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 13, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of Alerus Financial Corporation (the “Company”), and pursuant to the Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws the Company, the Board increased its size to 10 directors and appointed each of Nikki Sorum and John Uribe to the newly-created seats, effective immediately. On December 13, 2023, the Company issued a press release, attached as Exhibit 99.1 to this Form 8-K, announcing the appointment of each of the new directors. Biographical information for each of the new directors is as follows:

Ms. Sorum brings 40 years of experience as a leader in the financial services industry. Ms. Sorum served for more than 20 years in various leadership roles at Thrivent Financial, most recently as head of sales and distribution at Thrivent Advisors, a position she held from 2020 until 2023. Prior to her time at Thrivent, Ms. Sorum served in senior vice president roles at RBC Wealth Management and was a partner at McKinsey & Co. She holds a bachelor’s degree in economics from the University of Minnesota Twin Cities and an MBA from Harvard Business School.

Mr. Uribe brings more than 30 years of financial and strategic leadership experience with expertise in mergers and acquisitions, financial planning and analysis, and general management. Mr. Uribe currently serves as chief financial officer at Blue Cross and Blue Shield of Minnesota, a position he has held since 2022. Prior to his appointment as chief financial officer, Mr. Uribe served as vice president of corporate development and interim treasurer since 2012. Before joining Blue Cross, Mr. Uribe served in various finance leadership roles at RedBrick Health, GE Commercial Finance-Fleet Services, General Mills, and NCR Corporation. He is a board member for organizations including Learn to Live, the Bakken Museum, and the Latino Economic Development Center. He holds a bachelor’s degree in accounting and an MBA in finance and international business from Indiana University Bloomington.

The Board has determined that each of Ms. Sorum and Mr. Uribe is an independent director under the applicable listing standards of the Nasdaq Stock Market. As of the date of this filing, none of the newly appointed directors has been appointed to any committees of the Company. There are no arrangements or understandings between Ms. Sorum or Mr. Uribe and any other person pursuant to which either of them was appointed to serve on the Board. There are no transactions in which the Company is a party and in which any of the newly appointed directors has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Each of the new directors will participate in the Board’s standard non-employee director compensation arrangements, as described under “Corporate Governance and the Board of Directors—Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2023, which description is incorporated herein by reference, as such arrangements may be amended from time to time.

Adoption of New Deferred Compensation Plan; Freezing of Prior Deferred Compensation Plans

On December 12, 2023, the Board adopted the Alerus Financial Corporation Deferred Compensation Plan (the “Plan”). The primary purpose of the Plan is to maximize the effectiveness and flexibility of the compensation arrangements offered to a select group of management or highly compensated employees by the Company and its affiliates. In connection with the adoption of the Plan, the Board, pursuant to amendments dated December 12, 2023, froze the Company’s Deferred Compensation Plan for Directors, as restated effective January 1, 2005 (the “Prior Director Plan”), and the Company’s Deferred Compensation Plan for Executives, as adopted effective January 1, 2006 and as amended by the First Amendment thereto (the “Prior Executive Plan” and, together with the Prior Director Plan, the “Prior Plans”). The amendments froze each of the Prior Plans, effective as of December 31, 2023, after which date no new employees will be permitted to participate in the Prior Plans, and no deferral elections with respect to service periods following the 2023 calendar year will be permitted to be made or remain in place under the Prior Plans.

The Plan, the amendment to the Prior Director Plan, and the amendment to the Prior Executive Plan are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Alerus Financial Corporation Deferred Compensation Plan
10.2	Amendment to Alerus Financial Corporation Deferred Compensation Plan for Directors, dated December 12, 2023
10.3	Amendment to Alerus Financial Corporation Deferred Compensation Plan for Executives, dated December 12, 2023
99.1	Press Release of Alerus Financial Corporation, dated December 13, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2023	Alerus Financial Corporation

	By:	/s/ Katie A. Lorenson
	Name:	Katie A. Lorenson
	Title:	President and Chief Executive Officer